As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-219092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BB&T Corporation	North Carolina	56-0939887
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Johnson, Jr.

Senior Executive Vice President,

General Counsel, Secretary and

Chief Corporate Governance Officer

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi, Esq.

Squire Patton Boggs (US) LLP

201 E. Fourth St., Suite 1900

Cincinnati, Ohio 45202

Telephone: (513) 361-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestments plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(7)
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $5.00 per share
Preferred Stock
Depositary Shares
Debt Warrants (4)
Equity Warrants (5)
Stock Purchase Contracts
Stock Purchase Units
Units (6)
Total			$8,500,000,000	$1,058,250

(1)	The securities of each class may be offered and sold, from time to time, by the Registrant.
(2)	The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 457(o) under the Securities Act. The maximum aggregate offering price of all securities issued by the Registrant pursuant to this Registration Statement shall not exceed $8,500,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes any separate consideration that may be received for securities issuable upon conversion, exchange or exercise of other securities or that are represented by depositary shares. No separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant.
(3)	This Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of other securities of the Registrant that may be sold in a market-making transaction by an affiliate of the Registrant. All such market-making transactions with respect to these securities that are made pursuant to a prospectus supplement after the effectiveness of this Registration Statement are being made pursuant to the base prospectus contained in this Registration Statement.
(4)	Debt Warrants will represent rights to purchase debt securities registered hereby. Because the Debt Warrants will provide a right only to purchase the debt securities offered hereunder, no additional registration fee is required for the Debt Warrants.
(5)	Equity Warrants will represent rights to purchase equity securities registered hereby. Because the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.
(6)	Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.
(7)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date of this Post-Effective Amendment No. 1 until the Registrant shall file a further amendment which specifically states that the Registration Statement as amended by this Post-Effective Amendment No. 1 shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the amended Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration Number 333-219092) originally filed by the Registrant with the Securities and Exchange Commission on June 30, 2017, and is being filed for the purpose of converting that Registration Statement from a Form S-3 automatic shelf registration statement to a Form S-3 non-automatic shelf registration statement, as the Registrant ceased to be eligible to use a Form S-3 automatic shelf registration statement because the Registrant no longer qualifies as a well-known seasoned issuer (as such term is defined in Rule 405 under the Securities Act).

The base prospectus included in this Registration Statement may be used:

•	by BB&T Corporation in connection with offerings of its senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, debt warrants, equity warrants, stock purchase contracts, stock purchase units and units; and

•	by affiliates of BB&T Corporation, including BB&T Capital Markets, a division of BB&T Securities, LLC, in market-making transactions in the securities described in the table above after they are initially offered and sold and in other securities of BB&T Corporation offered and sold under prior registration statements.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2018

PROSPECTUS

BB&T CORPORATION

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

UNITS

We may offer and sell these securities from time to time. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement and pricing supplement, if any, carefully before you invest in securities described in the applicable prospectus supplement and pricing supplement, if any.

This prospectus, together with the relevant pricing supplement, if any, and prospectus supplement describing the terms of the specific securities being offered and sold, may be used by our affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

BB&T Capital Markets, a division of BB&T Securities, LLC, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because BB&T Capital Markets, a division of BB&T Securities, LLC has a conflict of interest pursuant to FINRA Rule 5121 (“Rule 5121”), the participation of such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

These securities are unsecured and are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

Our common stock is listed on the New York Stock Exchange under the symbol “BBT.” Our principal executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101. Our telephone number is (336) 733-2000.

Investing in these securities involves risks. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement or pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

The date of this prospectus is             , 2018.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING

PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus, the prospectus supplement and the pricing supplement, if any.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement, if applicable. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements may relate to our financial condition, results of operations, business plans and future performance that are based on the beliefs and assumptions of our management and the information available to our management at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:

•	general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, slower deposit and/or asset growth, and a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;

•	disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the eventual exit of the United Kingdom from the European Union;

•	changes in the interest rate environment, including interest rate changes made by the Federal Reserve Board of Governors, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans and deposits as well as the value of other financial assets and liabilities;

•	competitive pressures among depository and other financial institutions may increase significantly;

•	legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged;

•	local, state or federal taxing authorities may take tax positions that are adverse to BB&T;

•	a reduction may occur in BB&T’s credit ratings;

•	adverse changes may occur in the securities markets;

•	competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T;

•	cybersecurity risks could adversely affect BB&T’s business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions;

•	higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T’s financial condition and results of operations and could result in significant additional costs to BB&T;

•	natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T’s operations or the ability or willingness of customers to access BB&T’s products and services;

•	costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected;

•	failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations;

•	significant litigation and regulatory proceedings could have a material adverse effect on BB&T;

•	unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T’s operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T’s financial conditions and results of operations;

•	risks resulting from the extensive use of models;

•	risk management measures may not be fully effective;

•	deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and

•	widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T’s financial condition and results of operations.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017 under the section entitled “Risk Factors” and from time to time in other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Actual results may differ materially from those expressed in, or implied by, any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC under the Securities Act to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to “incorporate by reference” into this prospectus information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. The following documents filed with the SEC are incorporated by reference:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2017;

(2)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

(3)	portions of the Definitive Proxy Statement for the 2018 Annual Meeting of Shareholders, dated and filed on March 15, 2018, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017;

(4)	our Current Reports on Forms 8-K filed on January 2, 2018 and April 24, 2018; and

(5)	the description of our common stock, par value $5.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 1991.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the later of (i) the termination of the offering of the securities are incorporated by reference in this prospectus and (ii) the date that our broker-dealer affiliates cease offering securities in market-making transactions pursuant to this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). However, unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference. Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 101 North Cherry Street, Floor 3, Winston-Salem, North Carolina 27101, Attention: Shareholder Services, Telephone: (336) 733-3065.

BB&T CORPORATION

We are a financial holding company organized under the laws of North Carolina and headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through our principal bank subsidiary, Branch Banking and Trust Company (“Branch Bank”), which has offices in North Carolina, Virginia, Florida, Georgia, South Carolina, Maryland, Kentucky, West Virginia, Texas, Alabama, Tennessee, Washington D.C., Pennsylvania, New Jersey, Indiana and Ohio. In addition, our operations consist of several nonbank subsidiaries that offer various financial services products. Our principal assets are all of the issued and outstanding shares of common stock of Branch Bank and investments in our other subsidiaries. As of March 31, 2018, we had consolidated total assets of $220.7 billion, consolidated loans and leases held for investment of $143.0 billion, consolidated deposits of $158.2 billion and consolidated shareholders’ equity of $29.7 billion.

Branch Bank provides a wide range of banking services to individuals and businesses, and offers a variety of loans to businesses and consumers. Such loans are made primarily to individuals residing in the market areas described above or to businesses located within our geographic footprint. Branch Bank also markets a wide range of deposit services to individuals, businesses and public entities. Branch Bank offers, either directly, or through its subsidiaries, lease financing to businesses and municipal governments; life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation; insurance premium financing; permanent financing arrangements for commercial real estate; loan servicing for third-party investors; direct consumer finance loans to individuals; trust and comprehensive wealth advisory services and association services. Our direct nonbank subsidiaries provide a variety of financial services including credit card lending, automobile lending, equipment financing, full-service securities brokerage, asset management and capital markets services.

Our common stock is traded on the NYSE under the symbol “BBT.” Our executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in this prospectus as described in the section “Where You Can Find More Information” for more information about us and our businesses.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for us and our subsidiaries for the periods indicated below were as follows:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Earnings to fixed charges:
Including interest on deposits	4.20x	3.78x	4.62x	5.16x	4.57x	4.72x	4.40x
Excluding interest on deposits	6.20x	5.34x	6.79x	6.93x	5.99x	6.19x	5.93x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	3.58x	2.96x	3.67x	4.02x	3.66x	3.78x	3.57x
Excluding interest on deposits	4.84x	3.73x	4.79x	4.94x	4.45x	4.59x	4.45x

For purposes of computing these ratios, earnings represent income before income taxes plus fixed charges and distributions from equity method investees, less capitalized interest and income from equity method investees. Fixed charges represent interest expense, capitalized interest and the interest portion of rent expense. Preferred stock dividends, which are grossed up by the effective tax rate for the period, are added to fixed charges for purposes of calculating the ratios of earnings to combined fixed charges and preferred stock dividends. Interest on deposits is subtracted from both the numerator and denominator in the calculation of the “excluding interest on deposits” ratio. We refer you to Exhibit 12 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 for additional information.

REGULATORY CONSIDERATIONS

As a financial holding company, BB&T is subject to regulation under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and the examination and reporting requirements of the Board of Governors of the Federal Reserve System. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to BB&T, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our results may be affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”) (which insures the deposits of Branch Bank within certain limits and regulates Branch Bank) and the SEC (which regulates the activities of certain subsidiaries engaged in the securities and/or investment advisory business). In addition, Branch Bank is subject to regulation by state banking authorities.

Depositary institutions, like Branch Bank, are also affected by various federal laws, including those relating to consumer protection. BB&T also has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve Board and other state and federal regulatory agencies and self-regulatory organizations. BB&T’s insurance subsidiaries are regulated, supervised and examined by various state insurance authorities.

Changes to federal laws and regulations as well as to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of our financial holding company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities will constitute either senior debt securities or subordinated debt securities. The senior debt securities will be issued under a senior indenture with U.S. Bank National Association, a national banking association (successor to the corporate trust business of State Street Bank and Trust Company), as senior trustee. The subordinated debt securities will be issued under a subordinated indenture with U.S. Bank National Association, as subordinated trustee. We collectively refer to the senior indenture and the subordinated indenture as the “indentures” and the senior trustee and the subordinated trustee as the “trustee.” In the event of the resignation or removal of the trustee prior to the issuance of a particular series of debt securities, the trustee for such series of debt securities will be identified in the prospectus supplement for such series, and all references to “trustee” shall be deemed to mean the trustee so identified. No trustee shall be responsible for the acts, obligations, liabilities or responsibilities of any other trustee.

The following summaries of certain provisions of the indentures may not be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and any prospectus supplement or pricing supplement to which they may relate. Wherever particular sections or defined terms of the indentures are referred to, we intend that such sections or definitions shall be incorporated herein by reference. Capitalized terms not otherwise defined in this prospectus or in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, have the meanings given such terms in the indentures. When we offer any debt securities — which we refer to as “Offered Securities” — we will describe in that prospectus supplement or pricing supplement the particular terms of the Offered Securities and the extent, if any, to which such general provisions may apply to the Offered Securities.

Debt Securities Generally

The indentures do not limit the aggregate principal amount of debt securities that may be issued under them and provide that debt securities may be issued from time to time in one or more series. The debt securities will be our direct, unsecured obligations, and will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and will not be insured or guaranteed by the FDIC or any other governmental agency. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that we may incur or other securities that we or any of our subsidiaries may issue.

The applicable prospectus supplement or pricing supplement relating to a particular series of Offered Securities will contain the following terms:

•	the title;

•	any limit on the aggregate principal amount;

•	whether the Offered Securities are senior debt securities or subordinated debt securities;

•	the price or prices, expressed as a percentage of the aggregate principal amount of the Offered Securities, at which the Offered Securities will be issued;

•	the date or dates on which the Offered Securities will mature;

•	the rate or rates, which may be fixed or floating, per year at which the Offered Securities will bear interest, if any, or the method of determining the interest rates;

•	the date from which interest, if any, on the Offered Securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the regular record dates for such interest payment dates, if any;

•	the extent to which any of the Offered Securities will be issuable in the form of one or more temporary or permanent global securities, and if so, the identity of the depositary for the global securities, or the manner in which any interest payable on temporary or permanent global securities will be paid;

•	the dates, if any, on which, and the price or prices at which, we will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or any purchase fund provisions, redeem the Offered Securities, and the other detailed terms and provisions of such sinking and/or purchase funds;

•	the date, if any, after which, and the price or prices at which, we may, pursuant to an optional redemption provision, redeem the Offered Securities or the holder of the Offered Securities may require us to redeem them (with respect to the subordinated debt securities and pursuant to the subordinated indenture, the holder of such subordinated debt securities may only accelerate the maturity of such securities upon our bankruptcy or insolvency), and the other detailed terms and provisions of such optional redemption;

•	the denomination or denominations in which the Offered Securities are authorized to be issued;

•	whether the Offered Securities will be issued as registered debt securities, bearer debt securities, or both and any limitations on the issuance of such bearer debt securities, including exchange rights for registered debt securities of the same series;

•	information with respect to book-entry procedures;

•	each office or agency where, subject to the terms of the applicable indenture, the Offered Securities may be presented for registration of transfer or exchange; and

•	any other terms of the Offered Securities, which will not be inconsistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we do, we will describe special federal income tax and other considerations relating to the original discount securities in the applicable prospectus supplement or pricing supplement.

We may issue debt securities as registered securities, bearer securities or both. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, each series of debt securities will be issued as registered securities. Debt securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, we will issue registered debt securities only in denominations of $1,000 or integral multiples thereof and bearer debt securities only in denominations of $5,000 or integral multiples thereof.

We will not offer, sell or deliver bearer debt securities in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. “United States” means the United States of America, including the States and the District of Columbia, and its possessions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities.

The applicable prospectus supplement will include a description of the requirements for certification of ownership by non-United States persons that will apply prior to the issuance of bearer debt securities or the payment of interest that occurs prior to the issuance of bearer debt securities.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, registered debt securities of any series, other than a global security, except as set forth below, will be exchangeable into an equal aggregate principal amount of registered securities of the same series, tenor and terms of different authorized denominations and bearer debt securities may be exchanged for registered securities on the terms set forth in the applicable prospectus supplement. Registered debt securities will not be exchangeable for bearer debt securities. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, debt securities may be presented for exchange and registered debt securities (other than a global security) may be presented for registration of transfer at the offices of the appropriate trustee. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank as an office where the transfer of the registered debt securities may be registered.

No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment sufficient to cover any tax or other governmental charge payable in connection therewith.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on registered debt securities will be made at the office of the appropriate trustee, except that, at our option, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the security register (Section 3.02 of the senior indenture; Section 4.02 of the subordinated indenture). Paying agents will be named in the prospectus supplement or pricing supplement and may be terminated at any time. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Branch Bank, as an office where principal and any premium and interest on registered debt securities may be paid.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on bearer debt securities will be made, subject to applicable laws and regulations, at such paying agencies outside the United States as we may designate from time to time. Any such payment may be made, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of interest on bearer debt securities will be made only against surrender of the coupon relating to the relevant interest payment date. No payment with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Credit Quality

The indentures do not restrict us from incurring, assuming or becoming liable for any type of debt nor from creating, assuming, incurring or permitting to exist any mortgage, pledge, encumbrance, lien or charge on our property (except the voting stock of a Principal Constituent Bank (as defined in this prospectus) pursuant to the senior indenture). In addition, neither indenture requires us to maintain any financial ratios or specified levels of net worth or liquidity or contains any other provisions that would provide protection to holders of the debt securities due to a sudden or dramatic decline in the credit quality of the debt securities caused by a change in control, recapitalization or other capital restructuring.

Modification of the Indentures; Waiver of Covenants

Each indenture contains provisions permitting us and the trustee to modify the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, except that, without the consent of the holder of each debt security affected thereby, no such modification may, among other things:

•	change the stated maturity date of the principal of or any premium or any installment of interest on, any outstanding security;

•	reduce the principal amount of, or any premium or interest on, any outstanding security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place of payment of principal of, or any premium or interest on, any outstanding security;

•	impair the right to institute suit for the enforcement of any payment on any outstanding security;

•	reduce the percentage (in principal amount of outstanding securities of any series) the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults and their consequences; or

•	in the case of the subordinated indenture, make any change in the subordination provisions that adversely affects the rights of any holder of subordinated debt securities.

Each indenture also permits us and the trustee to modify such indenture in certain circumstances without the consent of the holders of any series of debt securities. Prior to any acceleration of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive any past default or event of default under the applicable indenture, except a default under a covenant that cannot be modified without the consent of each holder of a debt security of the series affected thereby (Section 4.07(b) of the senior indenture; Section 5.07(b) of the subordinated indenture). In addition, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration of the debt securities of any series if:

•	we pay the trustee certain amounts due the trustee plus all matured installments of principal of, and any premium and interest on, the debt securities of such series, other than installments due by acceleration, and interest on the overdue installments to the extent provided in the applicable indenture, and

•	all other defaults with respect to the debt securities of that series under the applicable indenture have been cured or waived (Section 4.01 of the senior indenture; Section 5.01 of the subordinated indenture).

Consolidation, Merger, Sale, Conveyance and Lease

Each indenture provides that we may not consolidate with or merge into another corporation, or convey, transfer or lease substantially all of our properties and assets to any person unless:

•	the successor is organized under the laws of the United States of America, any state of the United States of America or the District of Columbia and assumes our obligations on the debt securities and under the applicable indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the applicable indenture; and

•	certain other conditions are met (Section 9.01 of the senior indenture; Section 10.01 of the subordinated indenture).

In that event, the successor will be substituted for us and, except in the case of a lease, we will be relieved of our obligations under the applicable indenture and the debt securities of each outstanding series (Section 9.02 of the senior indenture; Section 10.02 of the subordinated indenture).

The Trustee

We will have no material relationship with the trustee other than as trustee. Any Principal Constituent Bank may transact business with the trustee in the ordinary course.

Under the Trust Indenture Act of 1939, the indentures are deemed to contain certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee will be permitted to engage in transactions with us, provided that those transactions do not result in a material relationship between the trustee and us. The occurrence of a default under either indenture with respect to subordinated debt securities or senior debt securities could create a conflicting interest for the trustee under the Trust Indenture Act. If the default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the senior debt securities or the subordinated debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

Senior Debt Securities

The senior debt securities will be our direct, unsecured obligations and will rank equally and ratably with all of our outstanding unsecured and unsubordinated indebtedness.

Restriction on Sale or Issuance of Voting Stock of Principal Constituent Banks

Except as described above under “Consolidation, Merger, Sale, Conveyance and Lease,” the senior indenture prohibits (i) our sale or other disposition of shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase shares of voting stock of, a Principal Constituent Bank, or (ii) a Principal Constituent Bank’s issuance of its own shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase its own shares of voting stock if, in each of (i) and (ii) above, after giving effect to such transaction the Principal Constituent Bank would cease to be a Controlled Subsidiary. In addition, the senior indenture prohibits the merger or consolidation of a Principal Constituent Bank with any other corporation unless we are or a Controlled Subsidiary is the surviving corporation, and the lease, sale or transfer of all or substantially all the properties and assets of a Principal Constituent Bank to any corporation or person, except to us or a Controlled Subsidiary or a person that, upon such lease, sale or transfer, will become our successor company or a Controlled Subsidiary. The senior indenture, however, does not prohibit any such sale, assignment, transfer or disposition of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets if required by law or as a condition imposed by law to the acquisition by us or any Controlled Subsidiary, directly or indirectly, of any person if, thereafter:

•	such person would be a Controlled Subsidiary;

•	our Consolidated Net Banking Assets would not be decreased; and

•	Branch Bank would still be a Controlled Subsidiary (Section 3.06 of the senior indenture).

“Consolidated Net Banking Assets” means all net assets owned directly or indirectly by each bank subsidiary as such net assets would be reflected on a consolidated balance sheet of BB&T prepared in accordance with generally accepted accounting principles at the time.

“Controlled Subsidiary” means any subsidiary of which more than 80% of the aggregate voting power of the outstanding shares of the voting stock is at the time owned directly or indirectly by us or by one or more of our Controlled Subsidiaries, after giving effect to the issuance to any person other than us or any Controlled Subsidiary of voting stock of the subsidiary issuable on exercise of options, warrants or rights to subscribe for such voting stock or on conversion of securities convertible into such voting stock.

“Principal Constituent Bank” means Branch Bank and, at any time, any other bank subsidiary the total assets of which, as set forth in the most recent statement of condition of such bank subsidiary, equal more than 30% of the total assets of all bank subsidiaries as determined from the most recent statements of condition of the bank subsidiaries.

Limitation on Creation of Liens

The senior indenture provides that we will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a Principal Constituent Bank, if, treating the pledge, encumbrance or lien as a transfer to the secured party, the Principal Constituent Bank would not be a Controlled Subsidiary (Section 3.07 of the senior indenture).

Events of Default

The senior indenture defines an event of default with respect to any particular series of senior debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the senior debt securities of such series:

•	default for 30 days in the payment of any interest upon any of the senior debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the senior debt securities of that series when due;

•	default in the payment of any sinking fund installment or analogous obligation with respect to any of the senior debt securities of that series when due;

•	the occurrence of a default or event of default under any instrument under which there may be issued or borrowed, or by which there may be secured or evidenced, any of our indebtedness (other than the senior debt securities of that series or indebtedness to a subsidiary) or any indebtedness of any subsidiary (other than indebtedness of any subsidiary to us or to another subsidiary), where: (i) not less than $1,000,000 of such indebtedness shall be past due, or become or be declared due as a result of such default or event of default, and (ii) such indebtedness or declaration, as the case may be, is not discharged or rescinded within 15 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities;

•	final judgment(s) or order(s) for the payment of money in excess of $1,000,000 is entered against us or one or more Principal Constituent Banks and within 90 days of entry is not discharged or the execution thereof is not stayed pending appeal, or within 90 days after the expiration of the stay the judgment(s) or order(s) is not discharged;

•	failure by us in the observance or performance of any other covenant or agreement in the senior debt securities of such series or the senior indenture (other than covenants or agreements covered under other events of default or that have been specifically included in the senior indenture solely for the benefit of one or more series of senior debt securities other than such series of senior debt securities) for 90 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 4.01).

If an event of default with respect to the senior debt securities of any series shall occur and be continuing, the senior trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of all the outstanding senior debt securities of that series may declare the principal (or in the case of a series of senior debt securities issued at an original issue discount, the amount calculated in accordance with the formula set forth in such series of senior debt securities) of all the securities of that series to be immediately due and payable (Section 4.01). The senior indenture provides that after a default occurs, the senior trustee shall mail to the holders of the senior debt securities of that series notice of all uncured defaults known to it that have not been waived within 90 days. The term “defaults” includes events specified above that, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the senior debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the senior debt securities of that series, the senior trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the securities of that series (Section 4.08).

Subject to the provisions of the senior indenture relating to the duties of the senior trustee in case an event of default shall occur and be continuing, the senior trustee is under no obligation to exercise any of the rights or powers vested in it under the senior indenture at the request, order or direction of any of the holders of the senior debt securities, unless such holders offer to the senior trustee reasonable security or indemnity (Section 5.02(d)). Subject to certain limitations contained in the senior indenture, including among other limitations that the senior trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or power conferred on the senior trustee (Section 4.07).

No holder of any senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture or for any remedy thereunder, unless:

•	such holder previously shall have given to the senior trustee written notice of a continuing event of default with respect to senior debt securities of that series,

•	the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding senior debt securities of that series shall have made written request, and offered reasonable indemnity, to the senior trustee to institute such proceeding as trustee, and

•	the senior trustee shall not have received from the holders of a majority in principal amount of the outstanding senior debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 4.04).

The holder of any senior debt security, however, will have an absolute right to receive payment of the principal of and any premium and interest, if any, on such senior debt security on or after the due dates expressed in such senior debt security and to institute suit for the enforcement of any such payment (Section 4.04).

We are obligated to furnish annually to the senior trustee a statement as to our performance of our obligations under the senior indenture and as to any default in such obligations (Section 3.04).

Defeasance

We may terminate certain of our obligations under the senior indenture with respect to the senior debt securities of any series on the terms and subject to the conditions contained in the senior indenture, by:

•	depositing irrevocably with the senior trustee as trust funds in trust:

•	U.S. dollars or U.S. Government Obligations (as defined below) in an amount which, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms will provide, without any reinvestment of such interest, principal and premium, if any, not later than one business day before the due date of any payment, money, or

•	a combination of money and U.S. Government Obligations sufficient to pay the principal of, and any premium and interest on, the senior debt securities of such series as such are due; and

•	satisfying certain other conditions precedent specified in the senior indenture.

Such deposit and termination are conditioned, among other things, upon our delivery of an opinion of independent counsel that the holders of the senior debt securities of such series will have no federal income tax consequences as a result of such deposit and termination, accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service. Such termination will not relieve us of our obligation to pay when due the principal of, and premium and interest on, the senior debt securities of such series if the senior debt securities of such series are not paid from the money or U.S. Government Obligations held by the senior trustee for payment thereof (Section 13.05).

“U.S. Government Obligations” means securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations and will rank equally and ratably with all our outstanding subordinated indebtedness. The subordinated debt securities will have a minimum weighted maturity of at least five years.

Subordination

Our obligation to make any payment of principal, premium or interest on the subordinated debt securities, to the extent set forth in the subordinated indenture, will be subordinate and junior in right of payment to the prior payment in full of all existing and future senior indebtedness, as that term is defined in the subordinated indenture. Upon any distribution of our assets after any dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness are entitled to receive payment in full of principal and any premium and interest before the holders of the subordinated debt securities are entitled to receive any payment on account of the principal of and any premium or interest on the subordinated debt securities. In a reorganization or readjustment, however, holders of the subordinated debt securities may receive our securities or securities of any other corporation that are subordinated to both senior indebtedness and any securities received in the reorganization or readjustment by holders of senior indebtedness, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the subordinated debt securities (Section 3.03). Our dissolution, winding up, liquidation or reorganization following a conveyance, transfer or lease of substantially all of our properties and assets in compliance with the terms described above under “Consolidation, Merger, Sale, Conveyance and Lease” will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose (Section 3.03(d)). In addition, we may not pay principal of, or any premium or interest on, the subordinated debt securities and may not acquire any subordinated debt securities for cash or property other than our capital stock if a default on senior indebtedness occurs and is continuing that permits holders of such senior indebtedness to accelerate its maturity and such default is the subject of judicial proceedings or we receive written notice of such default from a representative of all holders of the senior indebtedness. If we receive any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of senior indebtedness shall not be effective for such purpose. We may resume payments on the subordinated debt securities and may acquire them when that default is cured or waived or shall have ceased to exist, or the senior indebtedness to which such default relates shall have been paid in full in cash or cash equivalents or if that default is not the subject of judicial proceedings, 120 days pass after we receive such written notice (Section 3.02(b)).

By reason of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than other of our creditors. However, this subordination will not prevent the occurrence of any event of default (Section 3.12).

The subordinated indenture does not restrict the incurrence of additional senior indebtedness.

“Senior indebtedness” means the principal of, and premium, if any, on:

•	all of our obligations for money borrowed, whenever created, except:

•	such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated debt securities, and

•	such indebtedness as is by its terms expressly stated to rank equal or “pari passu” in right of payment with the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

Limited Rights of Acceleration

Unless otherwise specified in the prospectus supplement or pricing supplement relating to any series of subordinated debt securities, payment of principal of the subordinated debt securities may be accelerated only in the case of an “Acceleration Event” which is defined in the indenture as any of the bankruptcy, insolvency or reorganization events with respect to us that constitute an event of default. There is no right of acceleration in the case of a default in the payment of principal of, or any premium or interest on, the subordinated debt securities or our performance of any other covenant in the subordinated indenture.

Conversion or Exchange

If and to the extent mentioned in the relevant prospectus supplement, any subordinated debt securities series may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any subordinated debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the subordinated debt securities holders would receive would be calculated at the time and in the manner described in the relevant prospectus supplement.

Events of Default

The subordinated indenture defines an event of default with respect to any particular series of subordinated debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the subordinated debt securities of that series:

•	default for 30 days in the payment of any interest on any of the subordinated debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the subordinated debt securities of that series when due; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 5.01).

Rights of acceleration in case an event of default occurs are limited. See “Limited Rights of Acceleration.”

In case an Acceleration Event shall have occurred and be continuing, the subordinated trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series may declare the principal (or, in the case of a series of subordinated debt securities issued at an original issue discount, the amount calculated in accordance with the formulas set forth in such series of subordinated debt securities) of all the securities of such series to be immediately due and payable (Section 5.01). The subordinated indenture provides that within 90 days after the occurrence of a default with respect to subordinated debt securities of any series under the subordinated indenture, the subordinated trustee shall mail to the holders of the subordinated debt securities of that series notice of all uncured defaults known to it that have not been waived. The term “defaults” includes events specified above which, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the subordinated debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the subordinated debt securities of that series; however, the subordinated trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the subordinated debt securities of that series (Section 5.08).

Subject to the provisions of the subordinated indenture relating to the duties of the subordinated trustee in case an event of default shall occur and be continuing, the subordinated trustee is under no obligation to exercise any of the rights or powers vested in it under the subordinated indenture at the request, order or direction of any of the holders of the subordinated debt securities, unless such holder(s) offer(s) to the subordinated trustee reasonable security or indemnity (Section 6.02(d)). Subject to certain limitations contained in the subordinated indenture, including among other limitations, that the subordinated trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any right or power conferred on the subordinated trustee (Section 5.07).

No holder of any subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture or for any remedy thereunder unless:

•	such holder previously shall have given to the subordinated trustee written notice of a continuing event of default with respect to subordinated debt securities of that series, and

•	the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series shall have made written request, and offered reasonable indemnity, to the subordinated trustee to institute such proceeding as trustee, and

•	the subordinated trustee shall not have received from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 5.04).

The holder of any subordinated debt security will have an absolute right, however, to receive payment of the principal of, and any premium and interest on, such subordinated debt security on or after the due dates expressed in such subordinated debt security and to institute suit for the enforcement of any such payment (Section 5.04).

We are obligated to furnish to the subordinated trustee annually a statement as to our performance of our obligations under the subordinated indenture and as to any default in such obligations (Section  4.04).

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, North Carolina law and our articles of incorporation and bylaws. Our articles of incorporation and bylaws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017. See “Where You Can Find More Information” in this prospectus.

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of March 31, 2018, there were 779,751,860 shares of our common stock issued and outstanding and 125,600 shares of our preferred stock issued and outstanding, of which 23,000 represent shares of our Series D Preferred Stock issued on May 1, 2012, 46,000 represent shares of our Series E Preferred Stock issued on July 31, 2012, 18,000 represent shares of our Series F Preferred Stock issued on October 31, 2012, 20,000 represent shares of our Series G Preferred Stock issued on May 1, 2013 and 18,600 represent shares of our Series H Preferred Stock issued in March 2016. All outstanding shares of our capital stock are fully paid and non-assessable.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends when, as, and if, declared by our board of directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of BB&T Corporation available for distribution after the payment of necessary expenses and all prior claims. Holders of our common stock do not have cumulative voting, preemptive, redemption or conversion rights. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of our preferred stock that we may issue in the future.

The transfer agent and registrar for our common stock is Computershare, Inc. Our common stock is listed on the NYSE under the symbol “BBT.”

Anti-Takeover Provisions

Provisions of the North Carolina Business Corporation Act (the “NCBCA”) and our articles of incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of our board of directors to issue shares of our preferred stock and to set the voting rights, preferences and other terms of our preferred stock, may delay or prevent takeover attempts not first approved by our board of directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. We believe that these provisions are appropriate to protect our interests and our shareholders.

Control Share Acquisition Act. The NCBCA’s Control Share Acquisition Act (the “Control Share Acquisition Act”) may make an unsolicited attempt to gain control of BB&T Corporation more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Control Share Acquisition Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Control Share Acquisition Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act (the “Shareholder Protection Act”) generally provides that, unless the transaction satisfies certain minimum fair price (as compared to market price, earnings per share and the price paid for shares by the acquiror) and procedural requirements, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. The Shareholder Protection Act applies to all North Carolina corporations that have not expressly opted out of its provisions in their articles of incorporation or bylaws. We have explicitly opted out of the provisions of the Shareholder Protection Act in our bylaws.

Provisions Regarding Our Board of Directors. Our bylaws provide for a board of directors having not less than three nor more than 25 members as determined from time to time by vote of a majority of the members of our board of directors or by resolution by our shareholders. Each director is elected to serve for a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director when a successor may be elected and qualified, unless the director dies, resigns, retires or is disqualified or removed before that meeting. Under our bylaws, our directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

Meeting of Shareholders; Shareholders’ Nominations and Proposals. Under our bylaws, meetings of the shareholders may be called only by our chairman of the board of directors, chief executive officer, president, chief operating officer, secretary or our board of directors. Our shareholders may not request that a special meeting of shareholders be called. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next annual shareholders’ meeting.

The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in our change of control. Our bylaws require advance notice to our secretary regarding shareholder proposals and the nomination, other than by or at the direction of our board of directors or one of its committees, of candidates for election as directors, not later than (1) in the case of an annual meeting, at least 120 days but no more than 150 days in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting; (2) in the case of a special meeting, at least 120 days but no more than 150 days in advance of the meeting date of the special meeting; provided, however, if the first public announcement of the date of the special meeting is less than 150 days prior to the date of the special meeting, notice by the shareholder shall not be later than the tenth day following the first public notice of the date for such special meeting; provided, further, if the special meeting is called for purposes not including the election of directors, notice by a shareholder may relate solely to items of business and not to nomination of any candidates for election as a director. Notwithstanding the notice period specified above, in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 150th day prior to such annual meeting and no later than the later of the 120th day prior to such annual meeting; provided, however, if the first public announcement date of such annual meeting is less than 150 days prior to the date of such annual meeting, notice by the shareholder shall not be later than the tenth day following the public notice date for such annual meeting. With respect to a shareholder intending to make a proposal for consideration at a meeting, the foregoing notice to the secretary must contain, among other information: a description of the proposal; the name, address and shareholdings of the shareholder submitting the proposal; any material interest of the shareholder in the proposal; and a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intents to appear in person or by proxy at such meeting to present the proposal. With respect to a shareholder intending to nominate a candidate for election as a director, the foregoing notice to the secretary must contain, among other information: the aforementioned information required for a shareholder proposal; certain biographical information about the nominee; information about the nominee’s securities ownership in BB&T Corporation; and a signed statement by the nominee consenting to serve as a director if so elected. Failure of any shareholder to provide the notice, information or acknowledgements required by the foregoing provisions in a timely and proper manner shall authorize BB&T Corporation or the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

Restrictions on Ownership. The Bank Holding Company Act requires any bank holding company (as defined in that Act) to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Board of Governors of the Federal Reserve System to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual is subject to regulation as a bank holding company, under the Bank Holding Company Act.

Preferred Stock

Under our articles of incorporation, we may issue shares of our preferred stock from time to time in one or more series. Our board of directors is authorized, without action of shareholders, to divide the preferred stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established, including, without limitation, to determine: (1) the number of shares to constitute such series and the distinctive designation thereof; (2) the dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of preferred stock; (3) whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (4) whether, and to what extent, the holders of one or more series of preferred stock shall enjoy voting rights, if any, in addition to those prescribed by law; (5) whether, and upon what terms, preferred stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (6) whether, and upon what terms, the preferred stock, will be redeemable, and the preference, if any, to which the preferred stock will be entitled in the event of voluntary liquidation, dissolution or winding up of BB&T Corporation. This power is limited by applicable laws or regulations and may be delegated to a committee of the board of directors. Under some circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of BB&T Corporation. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

As of March 31, 2018, we have authorized the issuance of: (1) 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series D Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding; (2) 46,000,000 depositary shares representing, in the aggregate, 46,000 shares of Series E Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (3) 18,000,000 depositary shares representing, in the aggregate, 18,000 shares of Series F Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (4) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series G Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, and (5) 19,550,000 depositary shares representing, in the aggregate, 19,550 shares of Series H Preferred Stock, with a liquidation preference of $25,000 per share, 18,600 shares of which are issued and outstanding.

Series D Preferred Stock

Shares of the Series D Preferred Stock rank senior to our common stock, equally with shares of our Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series D Preferred Stock do not have preemptive or subscription rights.

The Series D Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series D Preferred Stock.

Dividends. Holders of Series D Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.85%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series D Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series D Preferred Stock is not subject to any mandatory redemption provisions. On May 1, 2017, or any dividend payment date thereafter, the Series D Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series D Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series D Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series D Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series D Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four consecutive dividend periods.

So long as any shares of Series D Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series D Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series D Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series D Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series D Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock, taken as a whole.

Series E Preferred Stock

Shares of the Series E Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series E Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series E Preferred Stock do not have preemptive or subscription rights.

The Series E Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series E Preferred Stock.

Dividends. Holders of Series E Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series E Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series E Preferred Stock is not subject to any mandatory redemption provisions. On August 1, 2017, or any dividend payment date thereafter, the Series E Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series E Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series E Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series E Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series E Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series E Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series E Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series E Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series E Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series E Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series E Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock, taken as a whole.

Series F Preferred Stock

Shares of the Series F Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Series H Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series F Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series F Preferred Stock do not have preemptive or subscription rights.

The Series F Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series F Preferred Stock.

Dividends. Holders of Series F Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on February 1, 2013, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series F Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series F Preferred Stock is not subject to any mandatory redemption provisions. On November 1, 2017, or any dividend payment date thereafter, the Series F Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series F Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series F Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series F Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series F Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series F Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series F Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series F Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series F Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series F Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series F Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole.

Series G Preferred Stock

Shares of the Series G Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series G Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series G Preferred Stock do not have preemptive or subscription rights.

The Series G Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series G Preferred Stock.

Dividends. Holders of Series G Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on June 1, 2013, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series G Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series G Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2018, the Series G Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series G Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series G Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series G Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series G Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series G Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series G Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series G Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series G Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series G Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock, taken as a whole.

Series H Preferred Stock

Shares of the Series H Preferred Stock rank senior to our common stock, equally with shares of our Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series H Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series H Preferred Stock do not have preemptive or subscription rights.

The Series H Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series H Preferred Stock.

Dividends. Holders of Series H Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on June 1, 2016, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series H Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series H Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2021, the Series H Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series H Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series H Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series H Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series H Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series H Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series H Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series H Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2/3% of the shares of Series H Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series H Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2/3% of the shares of Series H Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series H Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole.

DESCRIPTION OF DEPOSITARY SHARES

The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of preferred stock which have been or will be filed with the SEC in connection with the offering of such series of preferred stock.

General

At our option, we may elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock, which will be set forth in the applicable prospectus supplement or pricing supplement relating to a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The applicable prospectus supplement or pricing supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying such depositary shares, to all the rights and preferences of the preferred stock underlying such depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only the amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the preferred stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of the depositary shares were entitled upon such redemption after surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary may deem necessary to enable the depositary to do so.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. A deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares relating thereto have been redeemed or there has been a final distribution in respect of the preferred stock of the relevant series in connection with any liquidation, dissolution or winding up and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Neither the depositary nor BB&T will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of BB&T and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and BB&T may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or pricing supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants including warrants to purchase debt securities, warrants to purchase common stock or preferred stock, and warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Debt Warrants

The applicable prospectus supplement or pricing supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities;

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	if applicable, the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the debt warrants;

•	any redemption or call provisions applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock and Other Warrants

The applicable prospectus supplement or pricing supplement will describe the terms of any stock warrants or other warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us, including the following:

•	the title of the stock warrants or other warrants;

•	the offering price of the stock warrants or other warrants, if any;

•	the aggregate number of stock warrants or other warrants;

•	the designation and terms of the common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us that is purchasable upon exercise of the stock warrants or other warrants;

•	if applicable, the designation and terms of the securities with which the stock warrants or other warrants are issued and the number of such stock warrants or other warrants issued with each such security;

•	if applicable, the date after which the stock warrants or other warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us purchasable upon exercise of a stock warrant or other warrant and the purchase price;

•	the dates on which the right to exercise the stock warrants or other warrants begin and expire;

•	if applicable, the minimum or maximum amount of stock warrants or other warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the stock warrants or other warrants;

•	any redemption or call provisions applicable to the stock warrants or other warrants; and

•	any additional terms of the stock warrants or other warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants or other warrants.

GLOBAL SECURITIES

Book-Entry Issuance and DTC

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series for settlement and clearance through a book-entry settlement system, as indicated in the applicable prospectus supplement. The following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company (“DTC”) will act as depositary (the “global securities”).

Unless otherwise specified in the applicable prospectus supplement, each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of BB&T, the trustee or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that the global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as instructed by DTC. The registrar for the securities will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. Unless otherwise specified in the applicable prospectus supplement, no global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Clearstream and Euroclear

If specified in the applicable prospectus supplement, investors may elect to hold interests in the global securities deposited with DTC outside the United States through Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System SA/NV (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable prospectus supplement, book-entry securities denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such securities will be issued in the form of one or more global certificates, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters, including broker dealer affiliates of BB&T, to be designated at various times, and also may sell securities to dealers or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The debt securities, preferred stock, depositary shares and warrants will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus, the related prospectus supplement and, if necessary, the related pricing supplement, may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement and, if necessary, the pricing supplement relating to those securities.

Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities, if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from BB&T under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

The participation of BB&T broker dealer affiliates, including BB&T Capital Markets, a division of BB&T Securities, LLC, in the offer and sale of the securities must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No FINRA member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the senior trustee and the subordinated trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T, Squire Patton Boggs (US) LLP, or by other counsel named in the applicable prospectus supplement or pricing supplement, if any, and for any underwriters or agents, by counsel selected by such underwriters or agents. As of the date of this prospectus, Mr. Johnson beneficially owns, or has the right to acquire, an aggregate of less than 1% of BB&T’s common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of BB&T incorporated in this prospectus by reference to BB&T’s Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BB&T CORPORATION

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

UNITS

PROSPECTUS

            , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the securities being registered hereby. All of the fees set forth below, except for the SEC registration fee, are estimates.

SEC registration fee	$1,058,250
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Trustee and depositary fees and expenses	20,000
Printing and engraving fees	50,000

Total	$1,228,250

Item 15.	Indemnification of Directors and Officers.

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

BB&T’s bylaws provide for the indemnification to the fullest extent permitted by law of any director or officer of the Registrant against liabilities and expenses arising out of his or her status or activities as such, excluding any liability or expenses such person may incur on account of his or her activities which were, at the time taken, known or believed by such person to be clearly in conflict with the best interest of BB&T.

BB&T’s articles of incorporation provide for the elimination of the personal liability of each director of BB&T to the fullest extent permitted by law.

BB&T maintains directors’ and officers’ liability insurance that, in general, insures: (i) BB&T’s directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy. Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 16.	Exhibits.

The exhibits filed (unless otherwise noted) as a part of this Registration Statement are set forth in the accompanying Exhibit Index.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act, to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit No.	Description	Location

1.1	Form of Distribution Agreement.	*

1.2	Form of Underwriting Agreement.	*

3(i)	Articles of Incorporation of BB&T Corporation, as amended and restated April 30, 2014.	Incorporated herein by reference to Exhibit 3(i) of the Current Report on Form8-K (File No. 001-10853), filed May 2, 2014.

3(ii)	Articles of Amendment of BB&T Corporation, dated as of March 4, 2016.	Incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K (File No. 001-10853), filed March 9, 2016.

3(iii)	Bylaws of BB&T Corporation, as amended and restated April 24, 2018.	Incorporated herein by reference to Exhibit 3(i) of the Current Report on Form 8-K (File No. 001-10853), filed April 24, 2018.

4.1	Indenture Regarding Senior Securities (including form of Senior Debt Security) between BB&T Corporation and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996.	Incorporated herein by reference to Exhibit 4.1 of the Quarterly Report on Form 10-Q (File No. 001-10853), filed August 14, 1996.

4.2	First Supplemental Indenture, dated May 4, 2009, to the Indenture Regarding Senior Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K, filed May 4 (File No. 001-10853), 2009.

4.3	Indenture Regarding Subordinated Securities (including Form of Subordinated Debt Security) between BB&T Corporation and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996.	Incorporated herein by reference to Exhibit 4.2 of the Quarterly Report on Form 10-Q (File No. 001-10853), filed August 14, 1996.

4.4	First Supplemental Indenture, dated as of December 23, 2003, to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.5 of the Annual Report on Form 10-K (File No. 001-10853), filed February 27, 2009.

4.5	Second Supplemental Indenture, dated as of September 24, 2004, to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.7 of the Annual Report on Form 10-K (File No. 001-10853), filed February 26, 2010.

4.6	Third Supplemental Indenture, dated May 4, 2009, to the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, between BB&T Corporation and U.S. Bank National Association.	Incorporated herein by reference to Exhibit 4.6 of the Current Report on Form 8-K (File No. 001-10853), filed May 4, 2009.

4.7	Specimen Certificate of Common Stock.	Incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-8 (File No. 333-116488), filed June 15, 2004.

4.8	Form of Articles of Amendment for Preferred Stock.	*

4.9	Form of Senior Debt Securities.	*

4.10	Form of Subordinated Debt Securities.	*

4.11	Form of Debt Securities Warrant Agreement.	*

4.12	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.13).	*

4.13	Form of Equity Securities Warrant Agreement.	*

4.14	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.15).	*

4.15	Form of Deposit Agreement.	*

4.16	Form of Depositary Receipt.	*

5.1	Opinion of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T.	Previously filed.

Exhibit No.	Description	Location

5.2	Opinion of Squire Patton Boggs (US) LLP.	Previously filed.

12	Computation of Ratio of Earnings to Fixed Charges.	Incorporated by reference to Exhibit 12 to the Quarterly Report on Form 10-Q (File No. 001-10853), filed April 30, 2018.

23.1	Consent of PricewaterhouseCoopers LLP.	Filed herewith.

23.2	Consent of Robert J. Johnson, Jr., Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T.	Previously filed.

23.3	Consent of Squire Patton Boggs (US) LLP.	Previously filed.

24.1	Powers of Attorney.	Previously filed.

24.2	Certified Resolution of the Board of Directors of BB&T Corporation.	Previously filed.

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Senior Indenture.	Previously filed.

25.2	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Subordinated Indenture.	Previously filed.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on May 3, 2018.

BB&T CORPORATION

By:	*
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on May 3, 2018.

By:	*	By:	*
Name:	Kelly S. King	Name:	Daryl N. Bible
Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Title:	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	*	By:	*
Name:	Cynthia B. Powell	Name:	Jennifer S. Banner
Title:	Executive Vice President and Corporate Controller (Principal Accounting Officer)	Title:	Director

By:	*	By:	*
Name:	K. David Boyer, Jr.	Name:	Anna R. Cablik
Title:	Director	Title:	Director

By:	*	By:	*
Name:	I. Patricia Henry	Name:	Eric C. Kendrick
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Louis B. Lynn, Ph.D.	Name:	Charles A. Patton
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Nido R. Qubein	Name:	William J. Reuter
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Tollie W. Rich, Jr.	Name:	Christine Sears
Title:	Director	Title:	Director

By:	*	By:	*
Name:	Thomas E. Skains	Name:	Thomas N. Thompson
Title:	Director	Title:	Director

* By:	/s/ Robert J. Johnson, Jr.
Name:	Robert J. Johnson, Jr.
Title:	Attorney-in-Fact